EXHIBIT 1

CUSIP No. 87724P106

SCHEDULE 13G

JOINT FILING AGREEMENT

Pursuant to Rule 13(d)-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, each of the undersigned acknowledges and agrees that the foregoing statement on this Schedule 13G is filed on behalf of the undersigned and that all subsequent amendments to this statement on Schedule 13G shall be filed on behalf of the undersigned without the necessity of filing additional joint acquisition statements.  Each of the undersigned acknowledges that it shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the other, except to the extent that he or it knows or has reason to believe that such information is inaccurate.

Dated as of February 4, 2016.

*
Vincent Viola

*
TJMT HOLDINGS LLC

*
VIRTU EMPLOYEE HOLDCO LLC

*
Michael Viola

*
Teresa Viola

*By:

/s/Justin Waldie
Justin Waldie, as Attorney-in-fact